Exhibit 99.1

Dolby Laboratories Reports Third Quarter 2026 Financial Results

SAN FRANCISCO, July 30, 2026 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the third quarter of fiscal 2026.

“We continue to execute against our full-year objectives, and we are building momentum across several of our key growth areas,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We are expanding our total addressable market and creating new opportunities with content partners through the Video Distribution Program and Dolby OptiView, and we continue to bring Dolby Atmos and Dolby Vision to more experiences from live sports, to music in the car, to user-generated content on mobile devices and more.”

Third Quarter Fiscal 2026 Financial Highlights

•	Total revenue was $305 million, compared to $316 million for the third quarter of fiscal 2025.

•

GAAP net income was $29 million or $0.30 per diluted share, compared to GAAP net income of $46 million or $0.48 per diluted share for the third quarter of fiscal 2025. On a non-GAAP basis, third quarter net income was $65 million or $0.69 per diluted share, compared to $76 million or $0.78 per diluted share for the third quarter of fiscal 2025.

•	Dolby repurchased 1.2 million shares of its common stock for approximately $65 million.

A complete listing of Dolby’s non-GAAP measures is described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	The 2026 FIFA World Cup was shown in Dolby Atmos and/or Dolby Vision across broadcast, streaming, and pay TV, including Peacock and Comcast in the U.S., Bell TV in Canada, and TV GLOBAL in Brazil.

•	On TVs, Dolby Vision 2 is now in market with some Hisense TVs, and by the end of this calendar year, TCL and Philips will also be shipping TVs with Dolby Vision 2.

•	RayNeo, the leading provider of augmented reality glasses, launched the RayNeo GT Max, the first AR smart glasses supporting Dolby Vision.

•	Insta360, a leader in the action and panoramic cameras segments, launched the Luna Ultra, which supports Dolby Vision capture.

•	Google announced support for Dolby Atmos through Android Auto with partners including BMW, Genesis, Mahindra, Mercedes, Renault, and Skoda.

•	Roberts Communications Network, the largest horse racing streaming provider in the U.S., is using Dolby OptiView for ultra-low latency video streaming for horse racing.

•	Access Advance announced that Meta Platforms, Inc., one of the world’s largest distributors of video content, joined the VDP program as a licensee.

Dividend

Today, Dolby announced a cash dividend of $0.36 per share of Class A and Class B common stock, payable on August 19, 2026, to stockholders of record as of the close of business on August 11, 2026.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $350 million, bringing the amount available for future repurchases of its Class A Common Stock to approximately $427 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in amounts that the company considers appropriate.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing herein due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including developments concerning trade restrictions and changes in trade or diplomatic relationships, supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2026, to be filed on or around the date hereof.

Dolby is providing the following estimates for its fourth quarter of fiscal 2026:

•	Total revenue is expected to range from $362 million to $392 million.

•	Licensing revenue is expected to range from $335 million to $365 million.

•	Gross margins are anticipated to be approximately 88% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $227 million to $237 million on a GAAP basis and from $195 million to $205 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 23% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.78 to $0.93 on a GAAP basis and from $1.13 to $1.28 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2026:

•	Total revenue is expected to range from $1.41 billion to $1.44 billion.

•	Licensing revenue is expected to range from $1.31 billion to $1.34 billion.

•	Gross margins are anticipated to be approximately 88% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $937 million to $947 million on a GAAP basis and from $785 million to $795 million on a non-GAAP basis.

•	Dolby expects operating margins to be approximately 21% on a GAAP basis and to be approximately 34% on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 24% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.62 to $2.77 on a GAAP basis and from $4.25 to $4.40 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss third quarter fiscal 2026 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, July 30, 2026.

The conference call can be accessed by registering online at Dolby Laboratories Q3 Fiscal Year 2026 Financial Results, at which time registrants will receive dial-in information as well as a conference ID.

A live audio webcast of the conference call will be available at http://investor.dolby.com where it will be archived for one year.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the fourth quarter of fiscal 2026 and full year fiscal 2026, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby

Dolby Laboratories (NYSE: DLB) is a world leader in immersive entertainment. From movies and TV, to music, sports, gaming, and beyond, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide across all their favorite devices. We partner with artists, storytellers, and the brands you love to transform entertainment and digital experiences through groundbreaking innovations like Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby OptiView.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby OptiView, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 26, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Revenue:
Licensing	$282,351	$289,905	$974,367	$966,390
Products and services	22,644	25,641	72,964	75,716

Total revenue	304,995	315,546	1,047,331	1,042,106

Cost of revenue:
Cost of licensing	22,718	21,713	67,523	62,508
Cost of products and services	17,601	22,289	60,735	58,105

Total cost of revenue	40,319	44,002	128,258	120,613

Gross profit	264,676	271,544	919,073	921,493

Operating expenses:
Research and development	65,749	65,982	198,477	194,327
Sales and marketing	85,071	86,163	272,786	270,191
General and administrative	75,585	72,307	221,783	212,814
Restructuring charges/(credits)	3,955	(547)	16,605	8,879

Total operating expenses	230,360	223,905	709,651	686,211

Operating income	34,316	47,639	209,422	235,282

Other income/(expense):
Interest income/(expense), net	3,453	4,111	12,595	10,316
Other income, net	6,033	3,766	13,086	16,219

Total other income	9,486	7,877	25,681	26,535

Income before income taxes	43,802	55,516	235,103	261,817
Provision for income taxes	(14,588)	(8,974)	(56,754)	(54,979)

Net income including noncontrolling interest	29,214	46,542	178,349	206,838
Less: net income attributable to noncontrolling interest	(612)	(471)	(1,505)	(1,152)

Net income attributable to Dolby Laboratories, Inc.	$28,602	$46,071	$176,844	$205,686

Net income per share:
Basic	$0.30	$0.48	$1.86	$2.14
Diluted	$0.30	$0.48	$1.84	$2.11
Weighted-average shares outstanding:
Basic	94,242	95,897	94,975	95,947
Diluted	94,518	96,900	95,859	97,537

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	June 26, 2026	September 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$669,394	$701,893
Restricted cash	69,492	91,468
Short-term investments	652	703
Accounts receivable, net	285,148	331,096
Contract assets, net	206,881	180,804
Inventories, net	30,768	30,424
Prepaid expenses and other current assets	63,706	51,873

Total current assets	1,326,041	1,388,261
Long-term investments	86,437	80,205
Property, plant, and equipment, net	459,115	470,608
Operating lease right-of-use assets	42,401	33,204
Goodwill and intangible assets, net	910,777	926,957
Deferred taxes	213,171	214,361
Other non-current assets	118,660	114,164

Total assets	$3,156,602	$3,227,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,470	$17,840
Accrued liabilities	360,407	369,256
Income taxes payable	—	8,928
Contract liabilities	33,593	31,382
Operating lease liabilities	9,859	10,384

Total current liabilities	416,329	437,790
Non-current contract liabilities	23,463	29,687
Non-current operating lease liabilities	37,591	28,494
Other non-current liabilities	86,504	99,843

Total liabilities	563,887	595,814
Stockholders’ equity:
Class A common stock	52	54
Class B common stock	40	40
Retained earnings	2,598,923	2,634,980
Accumulated other comprehensive loss	(15,468)	(12,517)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,583,547	2,622,557
Noncontrolling interest	9,168	9,389

Total stockholders’ equity	2,592,715	2,631,946

Total liabilities and stockholders’ equity	$3,156,602	$3,227,760

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 26, 2026	June 27, 2025
Operating activities:
Net income including noncontrolling interest	$178,349	$206,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,842	65,829
Stock-based compensation	98,883	97,462
Amortization of operating lease right-of-use assets	7,889	8,193
Provision for credit losses	4,244	2,582
Deferred income taxes	1,542	(9,146)
Share of net income of equity method investees, net of cash distributions	(7,602)	1,845
Other non-cash items affecting net income	(1,289)	(429)
Changes in operating assets and liabilities:
Accounts receivable, net	1,489	15,234
Contract assets, net	(28,442)	(6,902)
Inventories	6,512	4,020
Operating lease right-of-use assets	(17,547)	(1,717)
Prepaid expenses and other assets	(31,999)	28,003
Accounts payable and accrued liabilities	35,611	(48,979)
Income taxes, net	(2,771)	1,895
Contract liabilities	1,620	(1,061)
Operating lease liabilities	9,036	(8,237)
Other non-current liabilities	(11,600)	(6,063)

Net cash provided by operating activities	314,767	349,367

Investing activities:
Proceeds from sales of marketable securities	—	15,911
Proceeds from sale of assets held for sale	—	16,881
Purchases of property, plant, and equipment	(28,681)	(20,104)
Business combinations, net of cash and restricted cash acquired, and other related payments	—	(1,362)
Purchases of intangible assets	(42,575)	—
Proceeds from sale of intangible assets	16,623	—

Net cash provided by/(used in) investing activities	(54,633)	11,326

Financing activities:
Proceeds from issuance of common stock	24,685	38,681
Repurchase of common stock	(200,001)	(89,990)
Payment of excise tax on repurchase of common stock	—	(261)
Payment of cash dividend	(102,659)	(95,010)
Distributions to noncontrolling interest	(1,640)	(1,449)
Shares repurchased for tax withholdings on vesting of restricted stock	(33,113)	(35,154)

Net cash used in financing activities	(312,728)	(183,183)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,881)	1,302

Net increase/(decrease) in cash, cash equivalents, and restricted cash	(54,475)	178,812
Cash, cash equivalents, and restricted cash at beginning of period	793,361	577,752

Cash, cash equivalents, and restricted cash at end of period	$738,886	$756,564

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended				Fiscal Year-To-Date Ended
Market	June 26, 2026		June 27, 2025		June 26, 2026		June 27, 2025
Broadcast	$106,579	38%	$111,286	38%	$326,041	33%	$321,297	33%
Mobile	51,010	18%	56,295	19%	220,199	23%	217,942	23%
CE	31,506	11%	28,071	10%	118,057	12%	115,668	12%
PC	28,343	10%	33,589	12%	116,523	12%	123,247	13%
Other	64,913	23%	60,664	21%	193,547	20%	188,236	19%

Total licensing revenue	$282,351	100%	$289,905	100%	$974,367	100%	$966,390	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarters of fiscal 2026 and fiscal 2025:

Net income:	Fiscal Quarter Ended
(in thousands)	June 26, 2026	June 27, 2025
GAAP net income attributable to Dolby Laboratories, Inc.	$28,602	$46,071
Stock-based compensation (1)	30,964	30,728
Amortization of acquisition-related intangibles (2)	9,705	10,016
Restructuring charges/(credits)	3,955	(547)
Income tax adjustments	(8,077)	(10,606)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$65,149	$75,662

(1) Stock-based compensation included in above line items:
Cost of products and services	$440	$420
Research and development	9,695	9,188
Sales and marketing	10,293	10,589
General and administrative	10,536	10,531
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$6,590	$6,610
Cost of products and services	768	753
Sales and marketing	352	340
General and administrative	1,554	1,872
Other income, net	441	441

Diluted earnings per share:	Fiscal Quarter Ended
	June 26, 2026	June 27, 2025
GAAP diluted earnings per share	$0.30	$0.48
Stock-based compensation	0.33	0.32
Amortization of acquisition-related intangibles	0.10	0.10
Restructuring charges/(credits)	0.04	(0.01)
Income tax adjustments	(0.08)	(0.11)

Non-GAAP diluted earnings per share	$0.69	$0.78

Weighted-average shares outstanding - diluted (in thousands)	94,518	96,900

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the fourth quarter of fiscal 2026 and full year fiscal 2026 included in this release:

Gross margin:	Q4 2026	Fiscal 2026
GAAP gross margin	88.0%	88.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangibles	1.9%	1.9%

Non-GAAP gross margin	90.0%	90.0%

Operating expenses (in millions):	Q4 2026	Fiscal 2026
GAAP operating expenses (low - high end of range)	$227 - $237	$937 - $947
Stock-based compensation	(30)	(127)
Amortization of acquisition-related intangibles	(2)	(8)
Restructuring charges	—	(17)

Non-GAAP operating expenses (low - high end of range)	$195 - $205	$785 - $795

Operating margin:		Fiscal 2026
GAAP operating margin		21	% +/-
Stock-based compensation		9%
Amortization of acquisition-related intangibles		3%
Restructuring charges		1%

Non-GAAP operating margin		34	% +/-

Effective tax rate:	Q4 2026	Fiscal 2026
GAAP effective tax rate	23.0%	24.0%
Stock-based compensation (low - high end of range)	(2%) - 1%	(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%	(1%) - 0%

Non-GAAP effective tax rate	21.0%	21.0%

Diluted earnings per share:	Q4 2026		Fiscal 2026
	Low	High	Low	High
GAAP diluted earnings per share (low - high end of range)	$0.78	$0.93	$2.62	$2.77
Stock-based compensation (low - high end of range)	0.32	0.32	1.33	1.33
Amortization of acquisition-related intangibles (low - high end of range)	0.10	0.10	0.41	0.41
Restructuring charges (low - high end of range)	—	—	0.18	0.18
Income tax adjustments (low - high end of range)	(0.07)	(0.07)	(0.29)	(0.29)

Non-GAAP diluted earnings per share (low - high end of range)	$1.13	$1.28	$4.25	$4.40

Weighted-average shares outstanding - diluted (in thousands)	93,600	93,600	95,200	95,200

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com